UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Third Floor, Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

727-324-0046
Registrant's telephone number, including area code

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Inuvo, Inc. held its 2010 annual meeting of stockholders on June 18, 2010 for the purposes of the:

•           election of one Class II director,
•           ratification of the appointment of its independent registered public accounting firm,
•           adoption of the 2010 Equity Compensation Plan, and
•           approval of an amendment to Richard K. Howe’s employment agreement.

Stockholders passed all four proposals. The final vote on the proposals was recorded as follows:

Proposal 1 - Election of Class II Director

Mr. Charles Pope, the nominee for the Class II director listed in the proxy statement, was elected by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
38,641,621	775,746	14,582	0

Proposal 2 - Ratification of the Appointment of Kirkland, Russ, Murphy & Tapp, P.A.

The appointment of Kirkland, Russ, Murphy & Tapp, P.A. as Inuvo’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
39,286,904	135,045	10,000	0

Proposal 3 - Approval of the 2010 Equity Compensation Plan

The adoption of Inuvo’s 2010 Equity Compensation Plan was approved by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
25,675,803	13,694,820	61,325	0

Proposal 4 - Approval of the Amendment of Richard K. Howe’s Employment Agreement

The amendment to Mr. Howe’s employment agreement was approved by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
26,054,969	13,349,185	27,795	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: June 21 , 2010	By:	/s/ Wallace Ruiz
Wallace Ruiz, Chief Financial Officer

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